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                                                                   EXHIBIT 10.26

   FIRST AMENDMENT TO SUPPLEMENTARY CONDITIONS TO GENERAL CONDITION OF THE OWNER-CONTRACTOR AGREEMENT

                                by and between

                      HOLLYWOOD CASINO SHREVEPORT, Owner

                                      and

                        BROADMOOR ANDERSON, Contractor


     THIS FIRST AMENDMENT TO SUPPLEMENTARY CONDITIONS shall modify, delete from and add and replace by substitution to the "General Conditions of the Contract for Construction", AIA Document A201, Fourteenth Edition, AIA, 1997. Where any Article, Paragraph, Subparagraph or Clause of the General Conditions or any part thereof is modified or deleted by this First Amendment to Supplementary Conditions, the unaltered provisions of that Article, Paragraph, Subparagraph or Clause shall remain in effect and except as amended hereby, the Contract shall remain in full force and effect as written.

                                  ARTICLE 11
                                  ----------
                                INSURANCE BONDS
                                ---------------
     11.6.1   The following is inserted as a new Subparagraph 11.6.1:

              "11.6.1    In the event that Owner determines that a prearranged
              owner controlled insurance program (an "OCIP") covering the
                                                      ----
              Contractor, its Subcontractors and the Sub-subcontractors will be most efficient, the Owner, at its cost and expense, shall provide an OCIP covering the Contractor, its Subcontractors and the Sub-subcontractors. Such OCIP shall afford coverage no less than that required by the Contract Documents, unless the Contractor consents to a lesser coverage, which consent shall not be unreasonably withheld, conditioned or delayed. In such event, as required by Paragraph 11.6, Contractor and each Subcontractor and Sub-subcontractor shall deduct the cost of insurance required of them by the Contract (the "Insurance Deduction"), together with the
                                    -------------------
              Contractor's Fee calculated on the cost of such insurance, from the Contract Sum and the Guaranteed Maximum Price pursuant to one or more Change Orders. In consideration for Contractor's agreement to an OCIP, Owner agrees to pay to Contractor an amount equal to twenty-five percent (25%) of the difference between the premium paid by Owner for the OCIP and the Insurance Deduction (the "Contractor's Share of Insurance Savings"). Such payment shall be
               ---------------------------------------
              made by Owner to Contractor within thirty (30) days from the date that the Contractor's Share of Insurance Savings is determined and agreed upon by Owner and Contractor.

     This First Amendment to Supplementary Conditions to General Conditions of the Owner-Contractor Agreement is entered into effective as of the 10/th/ day of December, 1999.
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"OWNER"                                 "CONTRACTOR"

HOLLYWOOD CASINO SHREVEPORT             BROADMOOR ANDERSON

BY:  HCS I, INC., its managing          BY:  ROY ANDERSON CORP,
     general partner                         its venturer


     BY:  /s/ Paul C. Yates                    BY: /s/ Roy Anderson, III
         -------------------------               -------------------------------
     ITS: Executive Vice President                     Roy Anderson, III
         -------------------------                       its President


                                        BY:  BROADMOOR, its venturer


                                             BY:   /s/ John Stewart
                                                 -------------------------------
                                                   John Stewart its President


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